AMERIPRISE [LOGO](SM)
      FINANCIAL
                                               THOMAS R. MOORE
                                               Secretary

                                               IDS LIFE INSURANCE COMPANY
                                               5229 Ameriprise Financial Center
                                               Minneapolis, MN 55474

                                               Bus:    612-678-0106
                                               Fax:    612-671-3767

                                               E-mail: thomas.r.moore@ampf.com

                                CERTIFICATION

         The undersigned, Thomas R. Moore, Secretary of IDS Life Insurance Company, a Minnesota corporation (hereinafter the "Company"), does hereby certify that he is the duly elected, qualified and acting Secretary of the Company and that the attached copy of the By-Laws of the Company is a true and correct copy of the By-Laws of the Company adopted by the Board of Directors to be effective December 31, 2006.

         IN WITNESS WHEREOF, the undersigned has executed this certificate and caused the seal of IDS Life Insurance Company to be hereunto affixed this 19th day of April 2006.


                                         /s/ Thomas R. Moore
                                         ------------------------------
                                             Thomas R. Moore, Secretary



         STATE OF MINNESOTA                       The Within Bylaws
       DEPARTMENT OF COMMERCE                                ----------------
I hereby certify that this is a true     is or are hereby accepted for filing
and complete copy of the document as          this 22 day of June 2006
   filed for record in this office.                --        ----------------
                                          MINNESOTA COMMISSIONER OF COMMERCE
          Dated 10/26/06                           /s/ [ILLEGIBLE]
                --------                           ---------------
      Commissioner of Commerce

       By: /s/ Margie Piredo
           -----------------

                       AMENDED AND RESTATED BY-LAWS OF
                      RIVERSOURCE LIFE INSURANCE COMPANY

                                  ARTICLE 1
                                   LOCATION

Section 1.
The principal office of the Company shall be in the City of Minneapolis, State of Minnesota. The Company may, in addition to the principal office, establish and maintain such other office or offices, whether in the State of Minnesota or otherwise, as the Board of Directors may from time to time authorize or the business of the Company may require.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

Section 1.
Time and Place: All meetings of stockholders may be held at such place and
---------------
within or without the State of Minnesota, and at such time as may be designated in the notice of meeting.

Section 2.
Annual Meeting: The annual meeting of the stockholders for the election of
---------------
Directors and the transaction of such other business as may properly come before the meeting shall be held on the Wednesday following the first
Tuesday on or after the nineteenth day of April in each year, at 10:30 o'clock A.M. Election of Directors shall be by plurality vote.

Section 3.
Special Meetings: Except as otherwise provided by statute, special meetings of
-----------------
the stockholders shall be called for any purpose or purposes at any time by the Chairman of the Board of Directors, the President, the Board of Directors, or by the President and Secretary upon the written request of one or more shareholders holding a majority in interest of the stock of the Company issued and outstanding and entitled to vote at the meeting. Any such request shall state the purpose or purposes of the proposed meeting.

Section 4.
Notice of Meetings: Notice of the time and place of holding each annual and
-------------------
special meeting of the stockholders shall be in writing and signed by the President or a Vice President, or the Secretary or any Assistant Secretary, and a copy thereof shall be served, either personally or by mail, upon each stockholder entitled to vote at such meeting, not less than ten (10) nor more than forty (40) days before the meeting, and if mailed, it shall be directed to such stockholder at such stockholder's address as it appears on the books of the Corporation unless a written request be given that notice intended for such to stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Section 5.
Waiver of Notice: Notice of meeting need not be given (1) to any shareholder
-----------------
who submits a signed waiver of notice, or (2) to any shareholder who is in attendance at any meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting.

Section 6.
Quorum: Except as otherwise provided by law, or in these By-Laws, the presence
-------
in person or by proxy at any meeting of stockholders of the holders of a majority of shares of the capital stock of the Company issued and outstanding and entitled to vote thereat shall constitute a quorum. If, however, such majority shall not be represented at any meeting of stockholders, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting from time to time without notice other than announcement of adjournment of the meeting, until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.
Voting at Meetings: At all meetings of the shareholders every shareholder
-------------------
entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of stock outstanding in his name on the books of the Company on the date for the determination of shareholders entitled to vote at such meetings. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney or must be delivered to the secretary of that meeting. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein a longer duration. At all meetings of the shareholders, a quorum being present, all matters except as otherwise provided by law, or the Charter of the Company, or these By-Laws shall be decided by a majority in interest of the shareholders of the Company present in person or by proxy and entitled to vote. All elections of directors may, but not need be, held by ballot.

Section 8.
Written Consent: Whenever by any provision of law or of the Charter of this
----------------
Company, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such action being taken. However, this section shall not be construed to alter or modify any provision of law or of the Charter under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

                                 ARTICLE III
                              BOARD OF DIRECTORS

Section 1.
Election and Qualification of Directors: Directors shall be elected by ballot
----------------------------------------
at the annual meeting of shareholders by a plurality of the votes cast and shall hold office for one (1) year until their respective successors shall have been elected and shall have qualified. All directors shall be at least eighteen (18) years of age but need not be shareholders. At all times, a majority of the directors shall be citizens of the United States.

Section 2.
Number of Directors: The number of directors that shall constitute the whole
--------------------
Board shall not be less than five (5) nor more than fifteen (15) as the stockholders may from time to time determine. The President of the Corporation shall be a Director. Directors shall be elected at the annual meeting of the stockholders of the Corporation. Any changes in the number of directors made by resolution of the Board of Directors shall require the affirmative vote of a majority of all directors then in office, but no decrease in the number of directors so made shall shorten the term of any incumbent director. Each director shall be elected to serve until the next annual meeting of the shareholders and until his successor shall be elected and shall qualify.

Section 3.
Vacancies: Vacancies in the Board of Directors, not to exceed one-third of the
----------
members of the Board in any one year, shall be filled by the remaining members of the Board, though less than a quorum, and each person so elected shall be a Director until his successor is elected by the stockholders who may make such election at their next annual meeting or at any special meeting called for that purpose. A vacancy in the Board of Directors, which cannot be filled by the remaining members of the Board, shall be filled by the stockholders at any special meeting called for that purpose.

Section 4.
Duties and Powers: The Board of Directors shall have the general management,
------------------
control and supervision of all business and affairs of the Corporation, and shall fix and change, as it may from time to time determine, by majority vote, the compensation to be paid Directors, officers and agents of the Corporation, and do all such lawful acts and things as are not by statue or by the Articles of Incorporation or by the By-Laws directed or required to be exercised or done by the stockholders.

Section 5.
Meetings: Meetings of the Board of Directors shall be held at such place
---------
within or without the State of Minnesota as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chairman of the Board of Directors, the President or Vice President, Secretary or an Assistant Secretary, or any two (2) directors or by oral, telegraphic, or written notice duly served on or sent or mailed to each director not less than two (2) days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders. Notice need not be given of regular meetings of the Board of Directors.
Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

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

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting in such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means constitute presence in person at a meeting.

Section 6.
Quorum: A majority of the Board of Directors then in office at a meeting duly
-------
assembled shall be necessary to constitute a quorum for the transaction or business. Except as otherwise provided by law or by the Charter of the Corporation, the act of a majority of directors present at such meeting shall be the act of the Board.

Section 7.
Consents: Whenever by any provision of law or by the Charter of this Company,
---------
the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of directors may be dispensed with, if all the directors who would have been entitled to vote on the action if such meeting were held, shall consent in writing to such action being taken and the writing or writings are filed with the minutes of proceedings of the Board.

Section 8.
Resignations: Any director of the Company may resign at any time giving written
-------------
notice to the Board or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 9.
Removal: Any one or more of the directors may be removed either with or without
--------
cause at any time by a vote of a majority of the shares issued and outstanding and entitled to vote. Not less than one-third (1/3) of the directors may call a special meeting for the purpose of removing for cause any other director and at such special meeting so called, such director may be removed by the affirmative vote of a majority of the remaining directors present at such meeting. Immediately following each vote by which a director is removed the Board of Directors shall declare the office of the removed director vacant.

                                  ARTICLE IV
                                  COMMITTEES

Section 1.
Executive Committee: The Board of Directors may, by affirmative action of the
--------------------
entire Board designate two or more of their number, one of which shall be President, to constitute an Executive Committee which, to the extent determined by affirmative action of the entire board, shall have and exercise authority of the Board in the management of the business of the Corporation. Any such Executive Committee shall act only in the interval between meetings of the Board, and shall be subject at all times to the control and direction of the Board. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board.

The Board shall have the power at any time to fill vacancies in, or change the membership of, to change the number of members of, designate one or more alternate members of, or to dissolve the Executive Committee. The Executive Committee may make rules for the conduct of this business and may appoint such committees and assistants as it shall from time to time deem necessary.

Section 2.
Investment Committee: The investments and loans, other than policy loans of the
---------------------
Company, shall be managed and controlled by the Board of Directors or by the Investment Committee appointed by the Board.

The Investment Committee shall consist of at least two (2) members, one of which shall be the President and who shall be appointed by the Board of Directors at the annual or special meeting of the Board of Directors to serve until the next succeeding annual meeting and until their successors of the Committee have been appointed.

The Board shall have the power at any time to fill vacancies in, to change the membership of, to change the number of members, to designate one (1) or more alternate members of, or to dissolve, the Investment Committee.

The Investment Committee shall have and may exercise, when the Board is not in session, all the rights and powers of the Board of Directors to make, supervise, and control the investments of the Company, inclusive of all real and personal property acquired by the virtue of or incidental to any investment, to sell, assign, exchange, lease or otherwise dispose of such investments and property, and to do and perform all things deemed necessary and proper in relation to such investments and property.

Section 3.
Other Committees: The Board of Directors may from time to time by resolution
-----------------
create such other committees or committees of Directors, officers, employees or other persons designated by the Board, to advise the Board, the Executive Committee and the officers and employees of the Corporation in all such matters the Board shall deem advisable, and with such functions and duties as the Board shall by resolution prescribe. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, and to discharge any such committee, either with or without cause at any time.

Section 4.
Consents: Whenever by any provision of law or of the Charter of this Company,
---------
the vote of committee members at a meeting thereof is required or permitted to be taken in connection with any action, the meeting and vote of members may be dispensed with, if all members who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such action being taken and the writing or writings are filed with the minutes of proceedings of the committee.

                                  ARTICLE V
                                   OFFICERS

Section 1.
Officers: The officers of the Corporation shall be a Chairman of the Board, a
---------
President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary, a Medical Director, and such Assistant Treasurers, Assistant Secretaries, and such other officers as the Board of Directors may deem necessary. All officers of the Corporation shall exercise such powers and perform such duties as shall be set forth in these By-Laws and as shall be determined from time to time by the Board of Directors or by the President. Any two of the offices, except those of President and Vice-President, Treasurer and Assistant Treasurer, and Secretary and Assistant Secretary may be held by the same person.

Section 2.
Term: The Board of Directors at its annual meeting, shall elect a Chairman of
-----
the Board, a President, a Secretary, a Treasurer, a Medical Director and such Executive Vice Presidents or Senior Vice Presidents as the Board shall determine. Only the Chairman of the Board and the President need be a member of the Board. The President, or his designee, may appoint any other officers permitted by Section 1 of this Article. Each officer of the Company shall be elected or appointed at the annual meeting of the Board of Directors and shall hold office for one year, and until his successor is chosen and qualified, or until he shall have died or resigned or shall have been removed as hereinafter provided. A vacancy in any office of the Corporation shall, except in the event of death, resignation, or removal by the Board of Directors, hold office until their successors are chosen and qualify in their stead. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors with or without cause; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. When a vacancy for any reason occurs among the officers, the Board of Directors shall have the power to elect a successor to fill such vacancy for the unexpired term.

Section 3.
Chairman of the Board: The Chairman of the Board shall preside at all meetings
----------------------
of the stockholders and of the Board of Directors, and will perform such other duties as are assigned to him by the Board of Directors.

Duties of the President: The President shall be the Chief Executive Officer of
------------------------
the Company. He shall have general and active supervision and direction over the business offices of the Company, subject to the control of the Board of Directors whose policies he shall execute. He shall see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect and he shall make or cause to be made timely and appropriate reports to the Board of Directors of all matters with in the interest of the Corporation are required to be brought to their notice. He shall be a member of the Executive Committee and shall preside at its meetings and he shall ex officio be a member of all standing committees or other committees as may be from time to time constituted or appointed by the Board of Directors.

Section 4.
Duties of Vice President: Each Vice President shall undertake such of the
-------------------------
duties of the President, or such other duties as may be designated to him from time to time by the Chairman of the Board, the President or by the Board of Directors.

Section 5.
Duties of the Treasurer: The Treasurer shall carry out such duties as are
------------------------
incident to his office and shall be charged with the supervision of the keeping of the funds and books of account of the Company and with their safekeeping. He shall further perform such other duties as may be delegated to him by the Board of Directors, the Chairman of the Board or by the President. Any Assistant Treasurer may perform the duties of the Treasurer in his absence, and such of the duties of the Treasurer as may be delegated to him by that officer or by the Board of Directors, the Chairman of the Board or the President.

Section 6.
Duties of the Secretary: The Secretary of the Company shall be the Secretary to
------------------------
the Board of Directors and to the Company. He shall attend all meetings and keep accurate records thereof and shall record all votes of the Company in a book kept for that purpose. He shall perform other duties incident to his office and such other duties as may be delegated to him by the Board of Directors, the Chairman of the Board or the President. He shall see that proper notice is given of all meetings of the stockholders of the Company and of the Board of Directors, and he shall keep in safe custody the contract records, lists of stockholders, stockholder proxies and such corporate records as are not otherwise provided for, and the seal of the Company. He shall affix the seal to any instrument requiring the same. Any Assistant Secretary may perform the duties of the Secretary in his absence, and such of the duties of the Secretary as may be delegated to him by that officer or by the Board of Directors, the Chairman of the Board or the President.

Section 7.
Duties of the Medical Director. The Medical Director shall, under the
-------------------------------
direction of the Board of Directors, appoint all medical examiners for this Corporation and shall have such other powers and shall perform such other duties as are incident to his office or which are properly required of him by the Board of Directors. In his absence or inability to act, an assistant, designated by the Executive Committee, may act for and in his stead.

Section 8.
Other Officers. The powers and duties of all other officers shall be such as
---------------
are usual in like corporations under the direction and control of the Board of Directors.

                                  ARTICLE VI
                             CERTIFICATE OF STOCK

Section 1.
Form of Stock Certificate: The stock of the Company shall be represented by the
--------------------------
certificates in such form as the Board of Directors may from time to time prescribe, and signed by the Chairman of the Board, the President or a Vice President and the Secretary of an Assistant

Secretary or the Treasurer or an Assistant Treasurer. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman or the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimiles signature has been placed upon such certificate shall have ceased to be such before such certificate is issued. It may be issued by the Company with the same effect as if such officer had not ceased to be such at the date of its issue.

Every certificate of stock issued by the Company shall plainly state upon the face thereof the number, kind and class shares which it represents.

Section 2.
Transfers: Transfers of shares of stock shall be made only upon the books of
----------
the Company by the registered holders in person or by power of attorney duly executed and acknowledged and filed with the Secretary of the Company, or with a duly appointed Transfer Agent acting for and on behalf of the Secretary, and upon the surrender of the certificate or certificates for such shares.

Section 3.
Lost Certificate: If any certificate of stock shall be lost, the holder
-----------------
thereof shall forthwith notify the Company of the facts and the Board of Directors or the Executive Committee may then authorize a new certificate to be issued to him subject to the deposit of a bond in such amount and in such form and with surety or sureties as the Board or the said Committee may require.

Section 4.
Closing Stock Books: The Directors or the Executive Committee may fix a time,
--------------------
not less than twenty (20) nor more than forty (40) days preceding the date of any meeting of stockholders, as a record date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, and in such case by stockholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The
Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 5.
Fixing of Record Date: The Board of Directors may fix a time not exceeding forty
----------------------
days preceding the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or, subject to contract rights with respect thereto, the date when any change or conversation or exchange of shares shall be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, distribution or allotment of rights or to exercise rights in respect to any such change, conversion or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, distribution or allotment of rights or to exercise such rights of change, conversion or exchange of shares, as the case may be notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

                                 ARTICLE VII
                    INDEMNIFICATION OF CORPORATE PERSONNEL

Section 1.
Indemnification:
---------------
     (a) The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative or other proceedings and including any action by or in the right of the Corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the Corporation, being hereinafter referred to as an "Enterprise"), and including appeals therein (any such action or process being hereinafter referred to as a "Proceeding"), by reason of the fact that such person, such person's testator or intestate
          (i) is or was a director or officer of the Corporation, or (ii) is or was serving, at the request of the Corporation, as a director, officer, or in any other capacity, of any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney's fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided in Subsection (b) below.

     (b) No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the Corporation, or a director or officer of the Corporation, other than to enforce the terms of this Article VIII, unless such Proceeding was authorized by the Board of Directors. Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the Corporation has consented to such settlement or compromise.

     (c) Written notice of any Proceeding for which indemnification may be sought by any person shall be given to the Corporation as soon as practicable. The Corporation shall then be permitted to participate in the defense of any such proceeding or, unless conflicts of interest or position exist between such person and the Corporation in the conduct of such defense, to assume such defense, in the event that the Corporation assumes the defense of any such Proceeding, legal counsel selected by the Corporation shall be reasonably acceptable to such person. After such an assumption, the Corporation shall not be liable to such person for any legal or other expenses subsequently incurred unless such expenses have been expressly authorized by the Corporation. In the event that the Corporation participates in the defense of any such Proceeding, such person may select counsel to represent them in regard to such a Proceeding; however, such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Proceeding who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

     (d) In making any determination regarding any person's entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the Corporation shall have the burden of proving the contrary.

Section 2.
Advancement of Expenses. Except in the case of a Proceeding against a
-----------------------
director, officer, or other person specifically approved by the Board of Directors, the Corporation shall, subject to Section 1 of this Article VII above, pay expenses actually and reasonably incurred by or on behalf of such a person in defending any Proceeding in advance of the final disposition of such Proceeding. Such payments shall be made promptly upon receipt by the Corporation, from time to time, or of written demand by such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses.

Section 3.
Rights Not Exclusive. The rights to indemnification and advancement of
--------------------
expenses granted by or pursuant to this Article VII (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter, by-law, resolution of shareholders or directors or agreement, (ii) shall be deemed to constitute contractual obligations of the Corporation to any person who serves in a capacity referred to in Section 1 of this Article VII at any time while this
Article VII is in effect, (iii) shall continue to exist after the repeal or modification of this Article VII with respect to events occurring prior thereto, and (iv) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, spouse, heirs, executors, administrators or assigns of such person. It is the intent of this Article VII to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, amounts paid in settlement, and expenses, including attorney's fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of by-laws, and the indemnification required by this
Article VII shall not be limited by the absence of an express recital of such circumstances.

Section 4.
Indemnification of Employees and Others. The corporation may, from time to
---------------------------------------
time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation or to any person serving at the request of the Corporation as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 5.
Authorization of Contracts. The Corporation may, with the approval of the
--------------------------
Board of Directors, enter into an agreement with any person who is, or is about to become, a director, officer, employee or agent of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer, or in any other capacity, of any other Enterprise, which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms, and to the extent, not prohibited by law. The failure to enter into any such agreement shall not affect or limit the rights of any such person under this Article VII.

Section 6.
Insurance. The Corporation may purchase and maintain insurance to indemnify the
---------
Corporation and any person eligible to be indemnified under the Article VII within the limits permitted by law.

Section 7.
Severability. If any provision of this Article VII is determined at any time
------------
to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby.

                                 ARTICLE VIII
                      POLICIES CONTRACTS AND CONVEYANCES

Section 1.
Execution of Contracts. Subject to the provisions of Section 2 of this Article,
----------------------
the President or any Vice President may with the Secretary or any Assistant Secretary, sign, cause the corporate seal to be affixed thereto when necessary, acknowledge and deliver all conveyances, contracts, deeds, notes, mortgages, satisfactions, leases, assignments, licenses, transfers, powers of attorney, certificates for shares of stock, and all other similar and dissimilar instruments.

The Board of Directors may by resolution authorize any officer or officers alone or with another officer or offices, to sign, or counter-sign, cause the corporate seal to be affixed thereto when necessary, acknowledge and deliver any written instrument, or class of written instruments, for and on behalf of this Corporation.

Section 2.
Execution of Other Instruments. All insurance, annuity or endowment policies or
------------------------------
contracts issued by this Corporation and all reinsurance agreements of this Corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary. The signature of any of said officers, on the foregoing or any other instrument may be a facsimile signature if the same is countersigned by an officer or employee duly authorized by the Board of Directors or Executive Committee of his Corporation to counter-sign the same.

Section 3.
Execution of Checks. All checks, demands for money, and notes of the
-------------------
Corporation shall be signed by such officer or other such person or persons as may from time to time be authorized by the Board of Directors.

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

                                  ARTICLE IX
                                MISCELLANEOUS

Section 1.
Recorded Shareholder. The Corporation shall be entitled to treat the holder of
--------------------
record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be found to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Minnesota.

Section 2.
Shares of Other Corporations. The President and any Vice President is authorized
----------------------------
to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

                                  ARTICLE X
                                  AMENDMENTS

Section 1.
Power to Amend. These By-Laws may be altered, repealed, or amended in whole
--------------
or in part by the (1) shareholders at any shareholders' meeting by vote of the shareholders holding a majority of the outstanding stock having voting power, present either in person or by proxy, provided that notice of the proposed change is incorporated in the notice of such meeting or waiver of notice, or (2) Board of Directors at any regular meeting of the Board of Directors, or at a special meeting called for that purpose, provided that notice of the proposed change is incorporated in the notice of such special meeting or waiver of notice. Any By-Laws altered, repealed, or amended in whole or in part by the Directors may be altered, repealed, or amended in whole or in part by the Shareholders.

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